OLD MUTUAL ADVISOR FUNDS II

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (“Agreement”), is effective as of December 21, 2006, by and between Old Mutual Advisor Funds II (the “Trust”), on behalf of each portfolio of the Trust set forth in Schedules A-F (each a “Portfolio”, and collectively, the “Portfolios”), and Old Mutual Capital, Inc. (the “Investment Manager”). This Agreement supersedes the Expense Limitation Agreement between the parties effective January 1, 2006 and the Expense Limitation Agreement effective June 30, 2006 as to the Old Mutual Analytic U.S. Long/Short Fund (“Analytic Fund”).

WHEREAS, the Trust is a Delaware statutory trust organized under an Agreement and Declaration of Trust dated November 13, 2000, as amended (the “Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company; and

WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement (the “Investment Management Agreement”), pursuant to which the Investment Manager will render investment services to each Portfolio for compensation (the “Management Fee”) based on the value of the average daily net assets of each such Portfolio;

WHEREAS, the Trust previously maintained Class A, Class C, Advisor Class and Class Z shares pursuant to a Rule 18f-3 Multiple Class Plan (“18f-3 Plan”);

WHEREAS, two new share classes, Class R and Institutional Class, are being added to the Trust and its 18f-3 Plan (Class A, Class C, Advisor Class, Class Z, Class R and Institutional Class are each a “Class”, and collectively the “Classes”);

WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit certain expenses of each Class of each Portfolio;

WHEREAS, the Trust and the Investment Manager intend for this Agreement to comply with the Trust’s 18f-3 Plan and with the applicable provisions of the 1940 Act and the Internal Revenue Code, as amended (the “Code”), particularly as the Code relates to preferential dividends; and

WHEREAS, it is the intention of the parties that this Agreement will not have the effect of decreasing the expense limitation provided for in the Expense Limitation Agreement effective January 1, 2006 between the parties and applicable to the Portfolios.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	EXPENSE LIMITATION.

1.1          APPLICABLE EXPENSE LIMIT. The Investment Manager agrees to reimburse expenses incurred by each Class of a Portfolio to the extent necessary to limit Class Expenses (as defined in Section 1.3) (“Class Expense Limit”) and Fund Level Expenses (as defined in Section 1.3) (“Fund Expense Limit”) so that annual fund operating expenses (excluding (i) interest, taxes, brokerage costs and commissions, dividends on short sales and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business) (“Operating Expenses”) do not exceed the limits as set forth on Schedules A through F.

1.2          DIVIDENDS ON SHORT SALES – ANALYTIC U.S. LONG/SHORT FUND. Notwithstanding Section 1.1 above, to the extent the aggregate dividend expenses on securities sold short (the “Dividend Expense”) incurred by the Analytic Fund in a fiscal year exceed 0.10% of the Analytic Fund’s average daily net assets (the “Dividend Expense Limit”), such excess amount shall be the liability of, or shall be reimbursed to the Analytic Fund, by the Investment Manager. The Class Expense Limit, Fund Expense Limit and Dividend Expense Limit are collectively referred to as “Expense Limit”.

1.3          CLASS AND FUND LEVEL EXPENSES. “Class Expenses” are those Operating Expenses defined in the Trust’s 18f-3 Plan as class specific expenses and include fees paid under a Rule 12b-1 Plan; service fees; state Blue Sky registration fees; transfer agency and sub-transfer agency fees; and expenses and fees for preparing, printing and distributing prospectuses, statements of additional information, proxy statements and other shareholder communications. “Fund Level Expenses” are Operating Expenses other than Class Expenses.

1.4          METHOD OF COMPUTATION. To determine the Investment Manager’s liability with respect to the Expense Limit, each month the Class Expenses, Dividend Expenses and Fund Expenses for each Class of each Portfolio shall be annualized as of the last day of the month. The Investment Manager shall reimburse or waive amounts in excess of the Dividend Expense Limit, Class Expense Limit, and/or Fund Expense Limit (“Excess Amount”) as follows:

(a)

The Investment Manager shall reimburse the Excess Amount of Dividend Expense for such month for the Analytic Fund by an amount sufficient to reduce the annualized Dividend Expense to an amount no higher than the Dividend Expense Limit;

(b)

The Investment Manager shall reimburse the Excess Amount of Class Expenses for such month for the affected Class of a Portfolio or Portfolios by an amount sufficient to reduce the annualized Class Expenses to an amount no higher than the Class Expense Limit;

(c)

The Investment Manager shall then waive or reduce its Management Fee by the Excess Amount of Fund Level Expenses for such month for the affected Portfolio or Portfolios by an amount sufficient to reduce the annualized Fund Level Expenses to an amount no higher than the Fund Expense Limit. If the amount of the waived or reduced Management Fee for any such month is insufficient to pay the Excess Amount of Fund Level Expenses, the Investment Manager may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

1.5          YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that:

(a)	the amount of fees reimbursed pursuant to the Dividend Expense Limit with respect to the previous fiscal year shall equal the Excess Amount of Dividend Expense for the previous fiscal year;
(b)	The amount of fees reimbursed pursuant to the Class Expense Limit with respect to the previous fiscal year shall equal the Excess Amount of the Class Expense for the previous fiscal year; and
(c)

The amount of fees reimbursed or Management Fees waived or reduced pursuant to the Fund Expense Limit with respect to the previous fiscal year shall equal the Excess Amount of the Fund Expense for the previous fiscal year.

2.	REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

2.1          REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $75 million and in which the Investment Management Agreement is still in effect, subject to quarterly approval by the Trust’s Board of Trustees as provided in Section 2.2 below, the Investment Manager shall be entitled to reimbursement by such Portfolio of Class and/or Fund Expenses, in whole or in part as provided below:

(a)	The total amount of reimbursed Class Expenses to which the Investment Manager may be entitled (the “Class Expense Reimbursement”) shall equal, at any time:
(i)	The sum of all Class Expenses reimbursed by the Investment Manager to a Class of a Portfolio pursuant to Section 1 during the last three (3) fiscal years, but in no event prior to January 1, 2006;
(ii)	Less any Class Expense Reimbursements previously paid by such Class of a Portfolio to the Investment Manager, pursuant to Sections 1.5(b) or 2.2 hereof; and
(iii)	Only if the Class Expenses of the Portfolio without regard to such Class Expense Reimbursement are at an annual rate less than the Class Expense Limit.

(b)	The total amount of reimbursed or waived Fund Level Expenses to which the Investment Manager may be entitled (the “Fund Expense Reimbursement”) shall equal, at any time:
(i)	The sum of all Fund Level Expenses reimbursed by the Investment Manager to a Portfolio pursuant to Section 1 during the last three (3) fiscal years, but in no event prior to January 1, 2006;
(ii)	Less any Fund Expense Reimbursements previously paid by such Portfolio to the Investment Manager, pursuant to Sections 1.5(c) or 2.2 hereof; and
(iii)	Only if the Fund Level Expenses of the Portfolio without regard to such Fund Expense Reimbursement, are at an annual rate less than the Fund Expense Limit.
(c)	The Class and Fund Expense Reimbursement shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the reimbursement amount.

2.2          BOARD APPROVAL. No reimbursement shall be paid to the Investment Manager pursuant to this provision in any fiscal quarter, unless the Trust’s Board of Trustees has determined that the payment of such reimbursement is in the best interests of the Portfolio or Portfolios and their respective shareholders. The Trust’s Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to the Investment Manager in such quarter.

3.	TERM AND TERMINATION OF AGREEMENT.

This Agreement shall continue in effect until December 31, 2008 (the “Initial Term”), and from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”). After the Initial Term, this Agreement may be terminated as to any Class of any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days’ prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

4.	MISCELLANEOUS.

4.1          CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2          INTERPRETATION. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust, the Portfolios or the Classes.

4.3          DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the Management Fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

OLD MUTUAL ADVISOR FUNDS II
on behalf of each of the
Portfolios listed on Schedules A - F

By:	/s/ Julian F. Sluyters
Title:	President

OLD MUTUAL CAPITAL, INC.

By:	/s/ Julian F. Sluyters
Title:	President

SCHEDULE A

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Emerging Growth Fund	0.53%	1.02%	1.55%
Old Mutual Focused Fund	0.60%	0.80%	1.40%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Fund	0.59%	0.81%	1.40%
Old Mutual Large Cap Growth Fund	0.58%	0.92%	1.50%
Old Mutual Large Cap Growth Concentrated Fund	0.55%	0.95%	1.50%
Old Mutual Mid-Cap Fund	0.45%	1.00%	1.45%
Old Mutual Select Growth Fund	0.55%	0.95%	1.50%
Old Mutual Small Cap Fund	0.40%	1.10%	1.50%
Old Mutual Strategic Small Company Fund	0.50%	1.10%	1.60%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.15%	1.55%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%
Old Mutual Dwight Intermediate Fixed Income Fund	0.50%	0.60%	1.10%

SCHEDULE B

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	1.20%	0.90%	2.10%
Old Mutual Barrow Hanley Value Fund	1.20%	0.90%	2.10%
Old Mutual Columbus Circle Technology and Communications Fund	1.40%	1.05%	2.45%
Old Mutual Emerging Growth Fund	1.28%	1.02%	2.30%
Old Mutual Focused Fund	1.35%	0.80%	2.15%
Old Mutual Growth Fund	1.225%	0.875%	2.10%
Old Mutual Heitman REIT Fund	1.30%	0.95%	2.25%
Old Mutual Large Cap Fund	1.34%	0.81%	2.15%
Old Mutual Large Cap Growth Fund	1.33%	0.92%	2.25%
Old Mutual Large Cap Growth Concentrated Fund	1.30%	0.95%	2.25%
Old Mutual Mid-Cap Fund	1.20%	1.00%	2.20%
Old Mutual Select Growth Fund	1.30%	0.95%	2.25%
Old Mutual Small Cap Fund	1.15%	1.10%	2.25%
Old Mutual Strategic Small Company Fund	1.25%	1.10%	2.35%
Old Mutual TS&W Small Cap Value Fund	1.15%	1.15%	2.30%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%
Old Mutual Dwight Intermediate Fixed Income Fund	1.25%	0.60%	1.85%

SCHEDULE C

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(ADVISOR CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Emerging Growth Fund	0.53%	1.02%	1.55%
Old Mutual Focused Fund	0.60%	0.80%	1.40%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Fund	0.59%	0.81%	1.40%
Old Mutual Large Cap Growth Fund	0.58%	0.92%	1.50%
Old Mutual Large Cap Growth Concentrated Fund	0.55%	0.95%	1.50%
Old Mutual Mid-Cap Fund	0.45%	1.00%	1.45%
Old Mutual Select Growth Fund	0.55%	0.95%	1.50%
Old Mutual Small Cap Fund	0.40%	1.10%	1.50%
Old Mutual Strategic Small Company Fund	0.50%	1.10%	1.60%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.15%	1.55%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%
Old Mutual Dwight Intermediate Fixed Income Fund	0.50%	0.60%	1.10%

SCHEDULE D

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.20%	0.90%	1.10%
Old Mutual Columbus Circle Technology and Communications Fund	0.40%	1.05%	1.45%
Old Mutual Emerging Growth Fund	0.28%	1.02%	1.30%
Old Mutual Focused Fund	0.35%	0.80%	1.15%
Old Mutual Growth Fund	0.225%	0.875%	1.10%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Fund	0.34%	0.81%	1.15%
Old Mutual Large Cap Growth Fund	0.33%	0.92%	1.25%
Old Mutual Large Cap Growth Concentrated Fund	0.30%	0.95%	1.25%
Old Mutual Mid-Cap Fund	0.20%	1.00%	1.20%
Old Mutual Select Growth Fund	0.30%	0.95%	1.25%
Old Mutual Small Cap Fund	0.15%	1.10%	1.25%
Old Mutual Strategic Small Company Fund	0.25%	1.10%	1.35%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.15%	1.30%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%
Old Mutual Dwight Intermediate Fixed Income Fund	0.25%	0.60%	0.85%
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%

SCHEDULE E

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(CLASS R SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.70%	0.90%	1.60%
Old Mutual Barrow Hanley Value Fund	0.70%	0.90%	1.60%
Old Mutual Columbus Circle Technology and Communications Fund	0.90%	1.05%	1.95%
Old Mutual Emerging Growth Fund	0.78%	1.02%	1.80%
Old Mutual Focused Fund	0.85%	0.80%	1.65%
Old Mutual Growth Fund	0.725%	0.875%	1.60%
Old Mutual Heitman REIT Fund	0.80%	0.95%	1.75%
Old Mutual Large Cap Fund	0.84%	0.81%	1.65%
Old Mutual Large Cap Growth Fund	0.83%	0.92%	1.75%
Old Mutual Large Cap Growth Concentrated Fund	0.80%	0.95%	1.75%
Old Mutual Mid-Cap Fund	0.70%	1.00%	1.70%
Old Mutual Select Growth Fund	0.80%	0.95%	1.75%
Old Mutual Small Cap Fund	0.65%	1.10%	1.75%
Old Mutual Strategic Small Company Fund	0.75%	1.10%	1.85%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.67%	0.53%	1.20%
Old Mutual Dwight Intermediate Fixed Income Fund	0.75%	0.60%	1.35%

SCHEDULE F

DATED DECEMBER 21, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED DECEMBER 21, 2006

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Value Fund	0.00%	0.90%	0.90%
Old Mutual Columbus Circle Technology and Communications Fund	0.15%	1.05%	1.20%
Old Mutual Emerging Growth Fund	0.03%	1.02%	1.05%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Growth Fund	0.075%	0.875%	0.95%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Fund	0.04%	0.81%	0.85%
Old Mutual Large Cap Growth Fund	0.03%	0.92%	0.95%
Old Mutual Large Cap Growth Concentrated Fund	0.00%	0.95%	0.95%
Old Mutual Mid-Cap Fund	0.00%	1.00%	1.00%
Old Mutual Select Growth Fund	0.00%	0.95%	0.95%
Old Mutual Small Cap Fund	0.00%	1.10%	1.10%
Old Mutual Strategic Small Company Fund	0.00%	1.10%	1.10%

Fixed Income Funds
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.60%	0.60%